SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. 1)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X]   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as  permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                SPATIALIGHT, INC.

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:


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      2)    Aggregate number of securities to which transaction applies:


            --------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

            --------------------------------------------------------------------

      2)    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3)    Filing Party:

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      4)    Date Filed:

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

                             SPATIALIGHT(R) [LOGO]

                                                                    May 21, 2004

Dear Shareholder:

      This year's Annual Meeting of Shareholders will be held on Wednesday, June 16, 2004, at 10:00 a.m., Pacific Daylight Time, at the Sheraton Petaluma Hotel at the Marina, 745 Baywood Drive, Petaluma, CA 94954. You are cordially invited to attend.

      The Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

      After reading the Proxy Statement, please promptly vote, sign, and return the enclosed Proxy Card in the prepaid return envelope to assure that your Shares will be represented. Your Shares cannot be voted unless you date, sign and return the enclosed Proxy Card or attend the annual meeting in person. Regardless of the number of Shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

      A copy of the Corporation's 2003 Annual Report is enclosed.

      The Board of Directors and Management look forward to seeing you at the Annual Meeting.


                                           Very truly yours,


                                           /s/ Sandi Harrison
                                           -------------------------------------
                                           Sandi Harrison
                                           Assistant Secretary

                                SPATIALIGHT, INC.
                          5 Hamilton Landing, Suite 100
                            Novato, California 94949


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD June 16, 2004

      PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of SpatiaLight, Inc., a New York corporation (the "Corporation"), will be held on Wednesday, June 16, 2004 at 10:00 a.m., Pacific Daylight Time, at the Sheraton Petaluma Hotel at the Marina, 745 Baywood Drive, Petaluma, CA 94954 for the following purposes:

      1. To elect four (4) Directors of the Corporation to serve for the ensuing year and until their successors are duly elected and qualified.

      2. To adopt an amendment to the Corporation's 1999 Stock Option Plan to increase the number of the Corporation's Common Shares reserved for issuance thereunder.

      3. To approve the sale by the Corporation to Robert A. Olins, Chief Executive Officer and a director of the Corporation, of 1,357,441 of the Corporation's Common Shares and a Warrant to purchase 339,360 Common Shares at the same purchase price and market discount received by the other investors, who required significant participation from Mr. Olins, in the Corporation's May 2003 equity financing.

      4. To ratify the appointment of BDO Seidman, LLP, as independent auditors of the Corporation for the Corporation's fiscal year ending December 31, 2004.

      5. To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournments thereof.

      The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on Monday, May 3, 2004 as the record date for the determination of shareholders of the Corporation entitled to notice of and to vote at the Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. ANY SHAREHOLDER WHO HAS GIVEN A PROXY MAY REVOKE IT BY WRITTEN NOTICE ADDRESSED TO AND RECEIVED BY THE SECRETARY OF THE CORPORATION PRIOR TO ITS EXERCISE, OR BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ELECTING TO VOTE IN PERSON AT THE MEETING. THE MERE PRESENCE AT THE MEETING OF THE PERSON APPOINTING A PROXY DOES NOT REVOKE THE PRIOR GRANT OF A PROXY.


                     New York, NY
                     Date:     May 21, 2004

                     BY ORDER OF THE BOARD OF DIRECTORS
                     SANDI HARRISON, Assistant Secretary

                                SPATIALIGHT, INC.
                          5 Hamilton Landing, Suite 100
                            Novato, California 94949

                   -----------------------------------------
                                 PROXY STATEMENT
                   -----------------------------------------

      This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors (the "Board") of SpatiaLight, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders of the Corporation to be held on June 16, 2004 (the "Meeting") at the Sheraton Petaluma Hotel at the Marina, 745 Baywood Drive, Petaluma, CA 94954 at 10:00 a.m., Pacific Daylight Time, and any adjournments thereof. Shareholders of record as of the close of business on Monday, May 3, 2004, will be entitled to notice of and to vote at the Meeting and at any adjournments thereof. As of that date, there were 34,705,374 Common Shares, par value $.01 per share ("Common Shares" or "Shares"), issued and outstanding and entitled to vote at the Meeting. Each such Common Share is entitled to one vote on any matter presented at the Meeting.

      If Proxies in the accompanying form are properly executed and returned, unless contrary instructions are indicated thereon, the Common Shares represented thereby will be voted as follows: (1) for the election of the four nominees named below as Directors; (2) for the amendment of the Corporation's 1999 Stock Option Plan (the "Stock Option Plan") to increase the number of Common Shares reserved for issuance thereunder, as further described below; (3) for the approval of the sale by the Corporation to Robert A. Olins, Chief Executive Officer and a director of the Corporation, of 1,357,441 Common Shares and a Warrant to purchase 339,360 Common Shares at the same purchase price and market discount received by the other investors, who required significant participation from Mr. Olins, in the Corporation's May 2003 equity financing, as further described below; (4) for the ratification of the appointment of BDO Seidman, LLP ("BDO"), as the Corporation's independent accountants for the current fiscal year; and (5) in the discretion of the persons named in the enclosed form of Proxy, on any other matters to properly come before the Meeting or any adjournments thereof. The percentages of votes required to elect directors, approve the amendment to the Stock Option Plan, approve the equity sale by the Corporation to Mr. Olins, ratify the appointment of BDO and approve the other matters being presented to Shareholders are set forth under each such proposal. Any shareholder who has given a Proxy may revoke it by written notice addressed to and received by the Assistant Secretary of the Corporation prior to its exercise or by submitting a duly executed Proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a Proxy does not revoke the prior grant of a Proxy.

      The presence in person or by Proxy of a majority of the outstanding Common Shares entitled to vote at the Meeting will be necessary to constitute a quorum. Shares represented by Proxy or in person at the Meeting, including Shares represented by Proxies that reflect abstentions with respect to the matters to be voted on at the Meeting, will be counted as present in the determination of a quorum.

      Information with respect to beneficial ownership of Common Shares by directors and Officers of the Corporation is set forth under the caption "Stock Ownership of Certain Beneficial Owners and Management."

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

      The approximate date of mailing of this Proxy Statement is May 21, 2004.

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

      A Board of Directors (the "Board"), consisting of four directors, is proposed to be elected by the Shareholders at the Annual Meeting, with each director to hold office until the next Annual Meeting or until his successor is duly elected and qualified. Pursuant to the Corporation's by-laws, the number of directors has been fixed by the Board at four to nine directors and the current Board is comprised of four directors.

      The Board recommends that the Shareholders vote FOR the election of the following four nominees: Lawrence J. Matteson, Robert A. Olins, Claude Piaget and Robert C. Munro. Messrs. Matteson, Olins, Piaget and Munro are currently serving as directors of the Corporation. Information concerning these nominees is provided below.

      The Board does not contemplate that any of the nominees will be unable to serve as a director, but should any such nominees so notify the Corporation of the nominee's unavailability prior to the voting of the Proxies, the persons named in the enclosed Proxy reserve the right to vote for such substitute nominee or nominees as they, in their sole discretion, shall determine.

      Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions on the Proxy, those Proxies which are executed and returned to the Corporation prior to the Annual Meeting in the enclosed form will be voted "FOR" the election of each of the four nominees named below. The Proxy solicited by the Board will be so voted unless Shareholders specify a contrary choice therein. The affirmative vote of a plurality of the votes cast at the Meeting shall be required to elect directors. For purposes of counting votes cast for directors, abstentions and broker non-votes (i.e., where a broker or nominee submits a Proxy specifically indicating the lack of discretionary authority to vote on a matter) will have no effect on the result of the outcome of the vote.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

      The  information  set  forth  below   concerning  the  ages  and  business
experience of each nominee has been furnished to the Corporation by the nominees. There is no family relationship between any nominee and any other nominee or executive officer of the Corporation. For information regarding the beneficial ownership of the Common Shares by the incumbent directors of the Corporation, see "Stock Ownership of Certain Beneficial Owners and Management."

      The names, ages, terms, positions and offices held with the Corporation, and business experience for at least the past five years of the Corporation's current directors and nominees are as follows.

NAME                           AGE              POSITION(S)                            DIRECTOR SINCE
----                           ---              -----------                            --------------
Lawrence J. Matteson           64               Chairman of the Board                      1991
Robert A. Olins                47               Director, Chief Executive Officer          1998
Claude Piaget                  62               Director                                   2001
Robert C. Munro                76               Director                                   2004

      LAWRENCE J. MATTESON, Chairman of the Board since April 2001, has served as director since 1991, and previously served as the Chairman of the Board from 1995 through 1997. He has served as an executive professor of business policy at the William E. Simon Graduate School of Business Administration, University of Rochester since 1992. Mr. Matteson was Senior Vice President and General Manager, Electronic Imaging for Eastman Kodak Company until December 1991. Mr. Matteson began his career with Eastman Kodak in 1965 as a research engineer and worked at Eastman Kodak in various positions continuously from that date until December 1991. He holds degrees in engineering and an MBA from the University Of Rochester Graduate School Of Business.

      ROBERT A. OLINS, director since February 1998, Chief Executive Officer, Secretary and Treasurer since June 2000. Mr. Olins has served as President of Argyle Capital Management Corporation during the past nineteen years. Argyle Capital Management Corporation is a private investment advisory company.

      CLAUDE PIAGET, director since June 2001, served as Chief Executive Officer and Senior Vice President, International Relations of Digital Video Broadcasting, a global consortium involved in the promotion of unified worldwide standards for digital television. Dr. Piaget's broad industry experience includes several executive positions with Philips Electronics, including market development manager from 1995 to 1997, company strategy expert from 1994 to 1995 and development manager from 1986 to 1994. Previously he was involved in researching semiconductor physics, components, devices and systems. He has participated in the development of information and communication technologies and consortiums in Europe, Asia and Latin America. He holds a Masters degree in Physics Engineering and a Ph.D. in Physics from the University of Paris.

      ROBERT C. MUNRO, director since February 2004, has served as a private business consultant in the finance, banking and retail industries in the United States, the United Kingdom and throughout Europe since 1985. He currently sits on the board of directors of UNET 2 Corporation, a privately held electronic publishing company based in New York. Mr. Munro is a Fellow of the Institute of Directors in the United Kingdom. He has extensive global business experience in the banking, real estate and shipping industries. Mr. Munro received a master's degree from Edinburgh University in Scotland.

OTHER DIRECTORSHIPS; TERM OF OFFICE

      None of the Corporation's directors is a member of the board of directors of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or of any company registered under the Investment Corporation Act of 1940, as amended.

      All directors serve for a term of one year or until their successors shall have been duly elected and qualified. All officers serve at the discretion of the Board of Directors. Three of the incumbent directors were elected at the June 20, 2003 Annual Meeting of the Corporation's Shareholders. In February 2004, SpatiaLight's Board accepted Steven F. Tripp's resignation as a director and chairman of the audit committee, and the Board appointed Mr. Munro as a director and chairman of the audit committee of the Corporation to replace Mr. Tripp. Mr. Munro is currently a nominee for the Board for the first time. He was initially recommended to the Board by Robert A. Olins, Chief Executive Officer and a director of the Corporation, and was selected for appointment according to the nomination procedure set forth below.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

      During the year ended December 31, 2003, the Board held three meetings and took action by unanimous written consent on six occasions. The Corporation's incumbent directors attended all meetings of the Board and all of the Committees of the Board on which such director served during that period. Directors are expected to attend the Annual Meeting of Shareholders, and all of the then current directors attended the 2003 Annual Meeting. The Board has determined that each of Messrs. Matteson, Piaget and Munro meet the independence requirements of the listing standards of the National Association of Securities Dealers (the "NASD")

      The Board maintains an Audit Committee and a Compensation  Committee.  The
Corporation  does  not  have  a  standing  Nominating   Committee  or  Executive
Committee.

      Audit Committee

      The Audit Committee is comprised of three of the Corporation's non-employee directors: Messrs. Matteson (Chair), Piaget and Munro. It met five times during 2003. The Audit Committee is responsible for the appointment, retention and termination of a firm of independent auditors and monitors the effectiveness of the audit effort, the Corporation's financial and accounting organization and its system of internal accounting and disclosure controls. Each member of the Audit Committee is independent within the meaning of Securities and Exchange Commission ("SEC") regulations and the NASD listing standards. The Corporation does not currently have a financial expert serving on the Audit Committee of the Board of Directors. The Corporation is actively searching for an additional director who qualifies as a financial expert under applicable SEC rules and regulations to serve on the Audit Committee. The Audit Committee Charter is available on the Corporation's website.

      Compensation Committee

      The Compensation Committee's function is to review and recommend executive compensation, including executive officers' salary levels, incentive compensation programs and stock option grants. Following the June 20, 2003 Shareholder's Meeting, Board members were reassigned to committees and the members of the Compensation Committee were Robert A. Olins and Steven F. Tripp. Following Mr. Tripp's resignation as a director in February 2004, the Board appointed Lawrence J. Matteson, Claude Piaget and Robert C. Munro, each of whom is an independent director under the NASD listing standards, to the Compensation Committee, in place of Mr. Olins and Mr. Tripp. During the year ended December 31, 2003, the Compensation Committee held three meetings.

      Nomination of Directors

      The Corporation does not currently have a formal nominating committee. However, Messrs. Matteson, Piaget and Munro, the three independent directors under the NASD listing standards (collectively, the "Nominating Directors"), perform the function of a nominating committee by identifying and receiving recommendations for individuals qualified to become directors and recommending to the Board a slate of director nominees for the next annual meeting of shareholders. The functions of the Nominating Directors include identifying and recommending to the Board individuals qualified to serve as directors of the Corporation.

      The Nominating Directors will consider director candidates recommended by one or more substantial, long-term shareholders. Generally, shareholders who individually or as a group have held 5% of the Corporation's Shares for over one year will be considered substantial, long-term shareholders. In considering candidates submitted by shareholders, the Nominating Directors will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating Directors, a shareholder must submit the recommendation in writing and must include the following information:

      o The name of the shareholder and evidence of the person's ownership of the Corporation's Shares, including the number of Shares owned and the length of time of ownership; and

      o The name of the candidate, the candidate's resume or a listing of her or his qualifications to be a director of the Corporation and the person's consent to be named as a director if selected by the Nominating Directors and nominated by the Board.

      The shareholder recommendation and information described above must be sent to SpatiaLight, Inc., c/o Assistant Corporate Secretary, Five Hamilton Landing, Novato, CA 94949 and must be received by the Assistant Corporate Secretary not less than 90 days nor more than 110 days prior to the anniversary date of the Corporation's most recent annual meeting of shareholders.

      The Nominating Directors believe that the minimum qualifications for service as a director of the Corporation are that a nominee possess an ability, as demonstrated by recognized success in her or his field, to make meaningful contributions to the Board's oversight of the business and affairs of the Corporation and an impeccable reputation of integrity and competence in her or his personal and professional activities. The Nominating Directors' evaluation of potential candidates shall be consistent with the Board's criteria for selecting new directors. Such criteria include an understanding of the Corporation's business environment and the possession of such knowledge, skills expertise and diversity of experience so as to enhance the Board's ability to manage and direct the affairs and business of the Corporation, including when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.

      The Nominating Directors may receive suggestions from current directors, executive officers of the Corporation or other sources, which may be either unsolicited or in response to requests from the Nominating Directors for such candidates. The Nominating Directors also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating Directors may also consider candidates recommended by certain shareholders.

      Once a person has been identified by the Nominating Directors as a potential candidate, the Nominating Directors may collect and review publicly available information regarding the person to assess whether such person should be considered further. If the Nominating Directors determine that the candidate warrants further consideration, the Chairman of the Board or another Nominating Director may contact such person. Generally, if the person expresses a willingness to be considered to serve on the Board, the Nominating Directors will request information from the candidate, review the person's professional and personal history and qualifications and consult appropriate references. The Nominating Directors may consider all such information in light of information regarding any other candidates that the Nominating Directors might be evaluating for membership on the Board. The Nominating Directors' evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board will take into consideration whether such recommendation is being made by a substantial, long-term shareholder.

SHAREHOLDER COMMUNICATIONS

      The Board has established a procedure to receive communications from shareholders. Shareholders or other interested parties may contact any director or directors of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board, individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Assistant Corporate Secretary" to SpatiaLight, Inc., Five Hamilton Landing, Novato, CA 94949 or send an email to CorpSecretary@spatialight.com.

      All communications received as set forth in the preceding paragraph will be opened by the Assistant Secretary of the Corporation for the sole purpose of determining whether the contents represent a message to directors of the Corporation. Any contents that are not deemed inappropriate for the addressee will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Assistant Secretary will make sufficient copies (or forward such information in the case of email) of the contents to send to each director who is a member of the group or committee to which the envelope or email is addressed.

                             AUDIT COMMITTEE REPORT

      The Audit Committee of the Corporation's Board bears primary responsibility for the Corporation's financial statements and for its reporting process, including its systems of internal controls. The primary purpose of an Audit Committee is to monitor: (1) the integrity of the Corporation's financial statements; (2) the Corporation's compliance with legal and regulatory requirements; (3) the independence and performance of the Corporation's external auditors; and (4) the adequacy of the Corporation's internal auditing function.

      The Audit Committee held five meetings during the Corporation's last fiscal year. The Audit Committee has received from BDO the written disclosures and the letter regarding BDO's independence required by Independence Standard Board, Standard No. 1. In addition, BDO discussed with members of the Audit Committee issues of auditor independence and related matters required by Statements on Auditing Standards No. 61 and 90.

      The Audit Committee has reviewed and discussed with BDO the Corporation's financial management and internal controls and matters relating to conduct of the audit. During 2003, the Board was advised by BDO of a "reportable condition" in the Corporation's system of internal controls pertaining to consistency of procedures and documentation applied to certain personnel-related expenditures. The Audit Committee received a report on this condition, and the Corporation is in the process of addressing this condition by strengthening the Corporation's existing procedures and documentation in that respect.

      The Audit Committee also reviewed and discussed with management of the Corporation its audited financial statements pertaining to the year ended December 31, 2003. (See Proposal No. 3 elsewhere in this Proxy Statement with respect to the ratification of BDO as of the Corporation's independent auditors for the fiscal year ending December 31, 2004.)

      In light of the foregoing review and discussions, the Audit Committee recommended to the Corporation's Board that its audited financial statements reported upon by BDO be included in the Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 30, 2004.

      The Audit Committee has considered whether the provision of services covered in the table under the heading "Audit and Non-Audit Fees" below are compatible with maintaining the independence of BDO.


                                 AUDIT COMMITTEE
                                Robert C. Munro*+
                              Lawrence J. Matteson+
                                 Claude Piaget+

-------------

* Robert C. Munro was added as a member and Chairman of the Audit Committee in February 2004

+     Compensation Committee Member

AUDIT AND NON-AUDIT FEES

      The following represents the fees billed to SpatiaLight, Inc. for the last two fiscal years by BDO, the Corporation's principal public accountant for 2003 and 2002.

SpatiaLight, Inc.

                                          2003                2002
                                ---------------     ---------------
Audit Fees                  (1)      $ 166,500       $   158,000
Audit-Related Fees          (2)         12,000                 -
Tax Fees                                17,000             8,250
All Other Fees                             N/A               N/A


(1) Includes services performed in connection with annual audits, quarterly reviews, and review of registration statements.

(2)   Includes accounting consultations.


AUDIT COMMITTEE PRE-APPROVED POLICIES AND PROCEDURES

      The Corporation's Audit Committee adopted a policy for engaging its independent auditor, BDO, for audit and non-audit services that includes requirements for the Audit Committee to pre-approve audit and non-audit services provided by the independent auditor. All of the audit services provided by BDO in the fiscal year 2003 (described in the footnotes to the table above) and related fees were approved in advance by Corporation's Audit Committee.

COMPENSATION OF DIRECTORS

      Non-management directors are entitled to receive a $500 director's fee for each Board meeting attended. Directors who are also full-time employees of the Corporation are not paid directors' fees. All of the incumbent directors have waived the non-management director's fee of $500 per Board Meeting. In fiscal 2003, options to purchase 500,000 Shares were granted to Robert A. Olins for his services as Chief Executive Officer, Secretary, Treasurer and director, as more fully described under "Option Grants in Last Fiscal Year" elsewhere in this Proxy Statement. In fiscal 2003, 25,000 options were granted to Steven F. Tripp for his services as a director. In addition, Mr. Tripp was granted 25,000 options in consideration for chairing the Audit Committee. In fiscal 2003, 25,000 options were granted to both Claude Piaget and Lawrence Matteson for their respective services as a director.

REQUIRED VOTE

      As noted above, the Board has nominated four persons for election as directors at the Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected or appointed. Directors are elected by a plurality of the number of Common Shares present at the Meeting in person or by Proxy, assuming that there is a quorum of such Common Shares represented at the Meeting. Accordingly, the four nominees receiving the highest number of votes at the Meeting will be elected as directors of the Corporation.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and persons who beneficially own more than 10% of our Common Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) reports they file. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation for fiscal 2003, executive officers, directors and greater than 10% shareholders filed the required Section 16(a) reports of material transactions in a timely manner in 2003.

CODE OF ETHICS

      The Corporation is in the process of preparing a written code of business conduct and ethics, which will apply to the Corporation's principal executive officer, principal financial officer and principal accounting officer. The Corporation expects to formally adopt such code in the near future. Executive officers at SpatiaLight are committed to conducting SpatiaLight's business in accordance with all applicable laws, rules and regulations and the highest ethical standards, and all employees, directors and consultants the Corporation retains are expected to do the same.

                           STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
                             (AS OF APRIL 16, 2004)

      The following table sets forth information regarding beneficial ownership of Common Shares as of April 16, 2004, by each person known by the Corporation to own beneficially more than five percent of the Corporation's outstanding Common Shares, by each director of the Corporation, by each executive officer of the Corporation named in the Summary Compensation Table contained in "Executive Compensation," and by all directors and executive officers of the Corporation as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all Common Shares shown as beneficially owned by him, her or it.


                                                    AMOUNT AND
                                                    NATURE OF
                                                    BENEFICIAL         PERCENT
NAME AND ADDRESS BENEFICIAL OWNER                   OWNERSHIP          OF CLASS
---------------------------------                   ---------          --------

Robert A. Olins
Argyle Capital Management Corporation
Five Hamilton Landing, Suite 100                     l7,551,478 (1)       19.0%
Novato, CA 94949

Adele Becker
215 East 68th Street
New York, NY 10021                                    3,725,846 (2)       10.4%

Lawrence J. Matteson
Five Hamilton Landing, Suite 100
Novato, CA 94949                                        275,000 (3)        *

Claude Piaget
Five Hamilton Landing, Suite 100
Novato, CA 94949                                        125,000 (4)        *

Robert C. Munro
Five Hamilton Landing, Suite 100
Novato, CA 94949                                              0 (5)

David F. Hakala
Five Hamilton Landing, Suite 100
Novato, CA 94949                                        360,000 (6)        *

Timothy Descamps
Five Hamilton Landing, Suite 100
Novato, CA 94949                                              0

Theodore H. Banzhaf
Five Hamilton Landing, Suite 100
Novato, CA 94949                                        800,000 (7)        2.3%

Steven F. Tripp (8)
1801 County Road 440                                    284,000 (9)        *
Chelsea, AL 35043

All directors and officers
as a group (7 persons)                                9,111,478           22.0%
*Less than 1%

(1) Includes 2,376,000 Shares beneficially owned subject to conversion of principal and interest of convertible notes held by Argyle Capital Management Corporation, of which Mr. Olins is President and over which Mr. Olins exercises voting control. Also includes 2,275,000 Shares subject to outstanding stock options held by Mr. Olins that are exercisable as of March 16, 2004, and 320,417 Shares subject to options not exercisable within 60 days. With respect to those options to purchase 320,417 Shares, the Corporation granted Mr. Olins options to purchase 500,000 Common Shares, as reported on the Corporation's Annual Report on Form 10-K filed with the SEC on March 30, 2004. It was subsequently discovered that 179,583 of the options pertained to Common Shares in excess of those reserved and authorized for issuance under the Corporation's 1999 Stock Option Plan (the "Plan") pursuant to which they were purportedly issued and, therefore, were not authorized for grant under the Plan. Accordingly, options to purchase 179,583 Common Shares (included in the options to purchase 500,000 Common Shares) were determined by the Board to be a nullity. The remaining options to purchase 320,417 Common Shares were granted to Mr. Olins in compliance with the Plan and therefore are outstanding thereunder.

(2)   Based  solely  upon   information   filed  in  a  Schedule  13G  by  named
      shareholder.

(3) Includes 237,500 Shares subject to options exercisable as of March 16, 2004 and 37,500 Shares subject to options not exercisable within 60 days.

(4) Includes 87,500 Shares subject to options exercisable as of March 16, 2004 and 37,500 Shares subject to options not exercisable within 60 days.

(5) In February 2004, SpatiaLight granted Mr. Munro options to purchase 25,000 Common Shares. It was subsequently discovered that all of the options pertained to Common Shares in excess of those reserved and authorized for issuance under the Plan pursuant to which they were purportedly issued and, therefore, were not authorized for grant under the Plan.

(6) Includes 120,000 shares subject to outstanding stock options held by Dr. Hakala that are exercisable as of March 16, 2004 and 240,000 Shares subject to options not exercisable within 60 days.

(7) Includes 300,000 Shares subject to options exercisable as of March 16, 2004 and 500,000 Shares subject to options not exercisable within 60 days.

(8) In February 2004, SpatiaLight's Board of Directors accepted Steven F. Tripp's resignation as a director and chairman of the Audit Committee and the Board appointed Robert C. Munro as a director of the Corporation to replace Mr. Tripp. Therefore, Mr. Tripp is not included in "All directors and officers as a group" in this table.

(9) Includes 200,000 Shares subject to outstanding stock options held by Mr. Tripp that are exercisable as of March 16, 2004.


                               EXECUTIVE OFFICERS

      The following table sets forth, as of May 3, 2004, the respective names and ages of the Corporation's executive officers, indicating all positions and offices held by each such person.


           NAME                   AGE              POSITION(S)
           ----                   ---              -----------

     Robert A. Olins              47     Director, Chief Executive Officer
     David F. Hakala              52     Chief Operating Officer
     Timothy V. Descamps          51     Chief Financial Officer, Principal
                                           Financial Officer
     Theodore H. Banzhaf          39     Executive Vice President of
                                           Strategic Planning

      Mr. Olins has served as Chief Executive Officer, Secretary and Treasurer of the Corporation since July 2000. For further information regarding Mr. Olins' business experience, see the table listing nominees for election as directors in the prior section "Proposal No. 1: Election of Directors."

      David F. Hakala, Chief Operating Officer since September 2002. During the course of his career, Dr. Hakala has been directly responsible for the manufacturing startup and ramp-up of numerous products, and their associated manufacturing facilities, including several models of HDTV and of HDTV-ready televisions, the DTC-100 HD TV/DBS decoder box, the decoder box for the DirecTV DBS satellite system as well as 31" and 35" Very Large Screen (VLS) direct view CRTs. Prior to joining SpatiaLight, from 1994 to 2001, Dr. Hakala served in various senior management positions with Thomson Multimedia, including Vice President of Manufacturing Operations, and most recently as Vice President, Product Development, Americas, in which he was responsible for the design and development of television and video systems including digital television with integrated HDTV decoders, projection systems and other advanced display systems, including the Thomson RCA L50000 LCoS project.

      Timothy V. Descamps, Chief Financial Officer since July 2003. Since 2002, Mr. Descamps has been a consultant with David Powell, Inc., a human resource and financial consulting firm. From 1999 to 2002, Mr. Descamps served as Chief Financial Officer and Chief Operating Officer of Lumedx Corp. During 1999, Mr. Descamps was a consultant for David Powell, Inc. Mr. Descamps has also previously served as Chief Financial Officer for several other companies. He began his career with PricewaterhouseCoopers. Mr. Descamps received a Bachelor of Science in management from Northeastern University in Boston, Massachusetts.

      Theodore H. Banzhaf, Executive Vice President of Strategic Planning, and President and CEO of SpatiaLight Technologies, Inc., a wholly owned subsidiary of SpatiaLight, Inc., since July 2003. Before joining SpatiaLight, Mr. Banzhaf worked from 2002 to 2003 in the institutional equities group as a Senior Vice President at C. E. Unterberg, Towbin, an investment bank, and as a Senior Vice President at Friedman, Billings Ramsey, an investment bank, in 2002. Mr. Banzhaf served as a Managing Director and Managing Member of Fulcrum Global Partners, a hedge fund, from 2000 to 2002. Mr. Banzhaf was a Senior Vice President at Raymond James & Associates in the capital markets group from 1995-2000. Mr. Banzhaf received an MBA from Southern Methodist University in Dallas, Texas, and a Bachelor of Arts from Miami University in Oxford, Ohio.


EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid by the Corporation for the fiscal years ended December 31, 2001 to 2003, to the Corporation's Chief Executive Officer and other executive officers of the Corporation who received total salary in excess of $100,000 during 2003.


                                           SUMMARY COMPENSATION TABLE

                                                                              SHARES UNDERLYING      ALL OTHER
NAME & PRINCIPAL POSITION                         YEAR        SALARY($)       OPTIONS/SARS(#)      COMPENSATION ($)
Robert A. Olins, CEO, Treasurer and Secretary      2003      $         -           500,000          $        -  (6)
                                                   2002      $         -           500,000          $        -
                                                   2001      $         -         1,275,000          $        -

David F. Hakala, Chief Operating Officer           2003      $  240,000             0               $        -
                                                   2002      $   68,308 (1)        360,000 (2)      $        -
                                                   2001      N/A                   N/A              $        -

Timothy V. Descamps, Chief Financial Officer       2003      $   43,838 (3)        0                $        -
                                                   2002      N/A                   0                $        -
                                                   2001      N/A                   0                $        -

Theodore H. Banzhaf                                2003      $  103,385 (4)        800,000 (5)      $        -
                                                   2002      N/A                   N/A              $        -
                                                   2001      N/A                   N/A              $        -


(1)   Employment commenced on September 3, 2002.

(2)   This stock option granted September 2002 vests over a three-year period.

(3) Paid to consulting firm, which employs Mr. Descamps. Mr. Descamps commenced serving as Chief Financial Officer in the capacity as a consultant on July 1, 2003.

(4)   Employment commenced on July 7, 2003.

(5) This stock option was granted pursuant to the Amended and Restated Time Accelerated Restricted Stock Award Plan ("TARSAP") dated as of April 1, 2004, between Mr. Banzhaf and the Corporation. The TARSAP granted to Mr. Banzhaf options to purchase 800,000 Common Shares, in the aggregate, in the following manner: (i) 125,000 options which vested as of July 7, 2003 and which options expire on July 7, 2006 (35,000 options have an exercise price of $2.55 and 90,000 options have an exercise price of $12.50), and
      (ii) 675,000 options which vest upon the achievement of certain performance tests within two years after the date of the grant and which expire three years after such options vest and become exercisable (175,000 of such options have an exercise price of $5.00, which vested on January 27, 2004, 225,000 of such options have an exercise price of $7.50 and 275,000 of such options have an exercise price of $12.50).

(6) The Corporation's board of directors unanimously (except for Mr. Olins, who did not vote on this matter) approved reimbursements for certain expenses that Mr. Olins incurred and a finder's fee that he was obligated to pay in connection with his participation in the Corporation's May 2003 equity financing, described more fully under Proposal No. 3. Management of the Corporation does not believe that such reimbursements constitute compensation to Mr. Olins.

STOCK OPTION GRANTS

      The following table sets forth certain information for the year ended December 31, 2003, with respect to stock options granted to the individuals named in the Summary Compensation Table.


                        OPTION GRANTS IN LAST FISCAL YEAR

            (a)                  (b)                (c)              (d)                  (e)             (f)            (g)

                          NUMBER OF SHARES      % OF TOTAL
                             UNDERLYING        OPTIONS/SARS                                            POTENTIAL REALIZABLE VALUE
                        OPTIONS/SARS GRANTED    GRANTED TO     EXERCISE OR BASE                          AT ASSUMED ANNUAL RATES
           NAME                  (#)           EMPLOYEES IN      PRICE ($/SH)         EXPIRATION       OF STOCK PRICE APPRECIATION
                                                FISCAL YEAR                              DATE                FOR OPTION TERM
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         5%($)            10%($)
   Robert A. Olins             300,000              20%              $2.49           01/01/13         $469,784        $1,190,526
                               200,000              13%              $2.10           05/23/13         $264,136          $669,372

   David F. Hakala                0                  -                   -                  -                -                 -

   Theodore H. Banzhaf          35,000               2%              $2.55           07/07/05          $63,052          $142,242
                                90,000               6%             $12.50           07/07/05               $0                $0
                               175,000              11%              $5.00           01/27/07               $0          $282,458
                               225,000              15%              $7.50       To be determined*          $0                $0
                               275,000              18%             $12.50       To be determined*          $0                $0

--------------

* Options vest and become exercisable on the earlier of the achievement of certain performance tests set forth in the TARSAP or on July 7, 2005, and such options expire on the third anniversary date of each of the respective dates upon which such options vest and become exercisable.

OPTION EXERCISES AND FISCAL 2003 YEAR END VALUES

      The following table sets forth information with respect to options to purchase Common Shares granted to the Corporation's named executive officers including: (i) the number of Common Shares purchased upon exercise of options in the fiscal year ended December 31, 2003; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 2003; and (iv) the value of such unexercised options at December 31, 2003.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR AND DECEMBER 31, 2003 OPTION VALUES



                            SHARES                        NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                          ACQUIRED ON                   OPTIONS AT DEC. 31, 2003 (#)  IN-THE-MONEY OPTIONS AT
                          EXERCISE (#)       VALUE     EXERCISABLE / UNEXERCISABLE       DEC. 31, 2003 ($)
NAME                                      REALIZED ($)                               EXERCISABLE / UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------
Robert A. Olins               0                $0                 2,275,000/0                $7,043,500/$0

David F. Hakala               0                $0               120,000/240,000            $325,200/$650,400

Theodore H. Banzhaf           0                $0               125,000/675,000            $352,500/$64,750

EMPLOYMENT ARRANGEMENTS AND AGREEMENTS

      Robert A. Olins has served as a director of the Corporation since 1998 and has also served as Chief Executive Officer, Secretary and Treasurer of the Corporation since July 2000. Mr. Olins does not have an employment agreement with the Corporation. Mr. Olins has received no cash compensation by the Corporation for his services to date, but has been granted options as reported under "Summary Compensation Table - Option Grants In Last Fiscal Year."

      The Corporation is party to an unwritten agreement with David F. Hakala to serve as Chief Operating Officer. Dr. Hakala has served as Chief Operating
Officer since September 3, 2002. The Corporation has extended Dr. Hakala's employment by one-year extensions on the anniversary of his employment. Dr. Hakala receives an annual salary of $240,000 and received a grant of Incentive Stock Options to purchase 360,000 Common Shares vesting over a three-year period. As of December 31, 2003, 120,000 of these Shares had vested.

      The Corporation is party to an employment agreement dated July 7, 2003, with Theodore H. Banzhaf to serve as Executive Vice President of Strategic Planning, which is in effect through July 7, 2005. As currently in effect, the agreement provides for an annual salary of $360,000. The Corporation agreed to grant Mr. Banzhaf equity incentive compensation in the form of stock options to purchase an aggregate of 800,000 Common Shares, $.01 par value, of the Corporation pursuant to the provisions of an Amended and Restated Time Accelerated Restricted Stock Award Agreement (TARSAP). The options under this plan are not granted under the Corporation's 1999 Stock Option Plan or any other stock option plan of the Corporation. As of December 31, 2003, 125,000 of these options had vested and as of the record date of this Proxy Statement, 300,000 of these options had vested.

      The Corporation is party to a consulting agreement dated June 26, 2003 between the Corporation and David Powell, Inc. for services provided by Timothy Descamps, Chief Financial Officer. As currently in effect, the agreement provides for an hourly rate of $175.00. The term of the agreement was originally for a minimum of two-months. The term of the engagement may be extended at any time by mutual agreement of the parties.

      Management of the Corporation has determined that it would be in the best interests of the Corporation to employ a fulltime Chief Financial Officer working directly for the Corporation. Therefore, the Corporation has commenced an active search for a new Chief Financial Officer to replace Mr. Descamps on a fulltime basis.

      There was no repricing of options to purchase Shares of the Corporation in fiscal 2003. As of the record date of this Proxy Statement, there was one repricing of options to purchase Shares in 2004 - the exercise price of certain currently exercisable options granted to Mr. Banzhaf under the TARSAP was increased.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The  Compensation   Committee  of  the  Corporation's  Board  recommending
compensation for executive officers during 2003 consisted of Robert A. Olins and Steven F. Tripp.

      Mr. Olins served as the Chief Executive Officer, Secretary and Treasurer of the Corporation in 2003.

      Argyle Capital Management Corporation, which is wholly owned by Mr. Olins, entered into various transactions with the Corporation in 1998. Mr. Olins was one of several private investors that entered into an equity financing transaction with the Corporation in May 2003. For more information regarding these transactions, refer to "Certain Relationships and Related Transactions" under Proposal No. 1 herein.

      In 1999, a group of investors, which included the Steven F. Tripp Trust, purchased convertible notes of the Corporation and was issued warrants to purchase Common Shares. Mr. Tripp was the beneficiary of the Steven F. Tripp Trust but he was not the trustee. For more information regarding these transactions, refer to the section captioned "Certain Relationships and Related Transactions" under Proposal No. 1 herein.

COMPENSATION COMMITTEE REPORT

      EXECUTIVE COMPENSATION POLICY

      The objectives of the Corporation's  executive compensation program are to
(i) attract and retain executives with the skills critical to the current and long-term success of the Corporation, (ii) motivate and reward individual and team performance in attaining business objectives and maximizing shareholder value and (iii) link a portion of compensation to appreciation in the price of the Corporation's Shares so as to align the interests of the executive officers with those of the shareholders.

      In order to meet these objectives, the total compensation program is designed to be competitive with the programs of other corporations of comparable revenue size in industries with which the Corporation competes for customers and executives and to be fair and equitable to both the employee and the Corporation. Consideration is given to the employee's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and career potential and the combined value of these factors to the Corporation's viability and long-term performance and growth.

      EXECUTIVE COMPENSATION

      The Corporation currently has three executive officers in addition to its Chief Executive Officer, Robert A. Olins, whose employment compensation arrangements are discussed below. The compensation for David F. Hakala, Chief Operating Officer, is determined by an unwritten agreement more fully described under "Employment Arrangements and Agreements." Theodore H. Banzhaf's compensation as Executive Vice President of Strategic Planning is determined by his employment agreement and TARSAP with the Corporation, which are in effect through July 7, 2005, and are more fully described under "Employment
Arrangements and Agreements." Timothy V. Descamps' compensation as Chief Financial Officer is determined by the Corporation's consulting agreement with David Powell, Inc., which is more fully described under "Employment Arrangements and Agreements." The Compensation Committee (the "Committee") was actively involved in negotiating and ratifying the employment agreements and arrangements of these executive officers.

      To date, the Corporation's executive compensation has been based on two principal components: salary and incentive and nonqualified stock options to purchase Shares granted under and outside of the Corporation's Stock Option Plan. The purpose of stock options is to align the interests of the executive officers with the interests of the shareholders. In addition, stock options offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. In determining stock option grants and the level of stock options included in executive employment agreements, the Committee bases its decision on the individual's performance and potential to improve shareholder value and on the relationship of equity and objective performance goals to the other components of the individual's compensation.

      Dr. Hakala's annual salary and incentive stock option awards provided for in an unwritten agreement were determined by evaluating the responsibilities of the position of Chief Operating Officer, his past experience and the competitive marketplace for his level of executive talent. Mr. Banzhaf's annual salary provided for in his employment agreement was determined by evaluating the responsibilities of the position of Executive Vice President of Strategic Planning, his past experience and the competitive marketplace for his level and categories of executive talent. As a material inducement to become employed as the Corporation's Executive Vice President of Strategic Planning, the Corporation agreed to grant options to purchase 800,000 Shares independent of the Corporation's Stock Option Plan. Mr. Descamps' salary provided for in a consulting agreement was determined by evaluating the responsibilities of the position of Chief Financial Officer, his past experience and the competitive marketplace for his level of executive talent.

CEO COMPENSATION

      Robert A. Olins, a member of this Committee from July 1998 through March 31, 2004, who has served as Chief Executive Officer, Secretary and Treasurer of the Corporation since June 2000 and as a director of the Corporation since 1998, has received no cash compensation by the Corporation for his services to date and has no employment agreement with the Corporation. He has been granted options, as reported under the caption "Summary Compensation Table - Option Grants In Last Fiscal Year" in this Proxy Statement. Mr. Olins was granted options to purchase 500,000 Shares of the Corporation under the Corporation's 1999 Stock Option Plan in consideration for services rendered as Chief Executive Officer, Secretary, Treasurer and director of the Corporation during 2003. In 2002, Mr. Olins was granted options to purchase 500,000 Shares of the Corporation under the Corporation's 1999 Stock Option Plan in consideration for services rendered as Chief Executive Officer, Secretary, Treasurer and director of the Corporation during 2002. In 2001, Mr. Olins was granted options to purchase 500,000 Shares of the Corporation under the Corporations 1999 Stock Option Plan in consideration for services rendered as Chief Executive Officer, Secretary, Treasurer and director from April 1, 2001 through December 31, 2001. These options to Mr. Olins were granted at the prevailing market prices for the Corporation's Shares. The Committee took into consideration the fact that Mr. Olins has not received any cash compensation for his services since July 2000 when determining the number of options to grant to Mr. Olins.

      The Committee also took into consideration the fact that under Mr. Olins' stewardship, the Corporation has, since 2003, entered into seven purchase order agreements with original equipment manufacturers (OEMs) in China for the sale of SpatiaLight's display units and/or SpatiaLight imagEngine(TM) microdisplays. The Committee also recognizes that since 2001, the Corporation entered into other agreements or memoranda of understanding with OEMs in China and the Republic of South Korea for testing of the Corporation's microdisplay products in contemplation of definitive purchase order agreements.

      The  Committee  also  took  into   consideration  Mr.  Olins'  significant
participation in the Corporation's May 2003 equity financing, which is more fully described under "Proposal No. 3."

      In determining to grant Mr. Olins these options in 2002 and 2003, the Committee further recognized that since becoming the Chief Executive Officer in 2000, Mr. Olins has been the principal architect in the Corporation's ongoing transition from end-stage product testing to production ramp-up and full-scale manufacturing in order to meet the current and projected demand from current and prospective customers. In addition, the Committee recognizes that Mr. Olins has been responsible for identifying and securing financing for the Corporation for the past four years.

      In January 2004, Mr. Olins was granted options to purchase 320,417 Shares for services in 2004. No determination has been made by the Committee with respect to additional compensation for Mr. Olins' services in 2004 and subsequent years.


                             COMPENSATION COMMITTEE

                              Lawrence J. Matteson
                                  Claude Piaget
                                 Robert C. Munro

PERFORMANCE GRAPH

      The following stock performance graph is intended to show the Corporation's stock performance compared with that of comparable companies. The stock performance graph shows the change in market value of $100 invested in the Corporation's Common Shares, the Standard & Poor's 500 Stock Index and a peer group of comparable companies ("Index") for the period commencing December 31, 1998 through December 31, 2003. The cumulative total shareholder return assumes dividends are reinvested. The shareholder return shown on the graph below is not indicative of future performance. The Index consists of the following companies, which are in similar lines of business as the Corporation: Kopin Corporation, Microvision, Inc., Brillian Corporation and Universal Display.

--------------------------------------------------------------------------------------------------------
SpatiaLight           $100           $318             $69           $387           $138            $297
--------------------------------------------------------------------------------------------------------
Index                 $100           $324            $181           $181            $81            $131
--------------------------------------------------------------------------------------------------------
S&P 500               $100           $118            $106            $92            $70             $89
--------------------------------------------------------------------------------------------------------


CHANGES IN CONTROL

      The Corporation pledged substantially all of its assets to Argyle Capital Management Corporation, a company owned and controlled by Robert A. Olins, Chief Executive Officer, Secretary, Treasurer and a director of the Corporation, in a transaction which is more fully described under the heading "Certain Relationships and Related Transactions" below. This pledge of assets could result in a change of control of the Corporation in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Argyle Notes:

      In 1998, the Corporation received $1,188,000 in cash in exchange for notes in that amount to Argyle Capital Management Corporation ("Argyle"), a company owned and controlled by Robert A. Olins, Chief Executive Officer, Secretary, Treasurer, and a Director of the Corporation. The notes accrue interest at a contractual rate of 6% per annum, and are secured by substantially all the assets of the Corporation. Both principal and interest are convertible into the Corporation's Common Shares at $0.50 per Share. On May 23, 2001, the due date of the notes was extended until December 31, 2002. On the extension date, the beneficial conversion effect representing the excess aggregate value of the Common Shares receivable upon conversion of the notes based on the then current market price of $1.90 per Share, over the aggregate conversion price for such Common Shares (limited to the original proceeds of $1,188,000), was recorded as additional paid-in capital. The resulting $1,188,000 discount to the debt arising from the beneficial conversion feature was originally being amortized through December 31, 2002. The notes were extended in September 2002 to March 31, 2004, and on December 31, 2003 were extended until June 30, 2005. At each extension date, the amortization rate of the remaining unamortized discount was also extended over the new life of the notes. The effective interest rate for financial statement purposes due to this discount differs from the actual contractual interest received or receivable in cash or Shares by Argyle. The current amortization rate of the discount, along with the contractual 6% interest rate, resulted in a new effective interest rate of 8% per annum as of the December 31, 2003 extension date when compared to the outstanding principal balances.

      On January 7, 2004, the Corporation issued 142,360 Common Shares upon the conversion of prepaid interest of $800,063 for the year ended December 31, 2004. Interest was computed using the closing price of the Common Shares on January 6, 2004 of $5.62, and is being amortized through December 31, 2004. For the three months ended March 31, 2004, additional stock-based interest expense of approximately $182,000 was recorded due to the beneficial conversion feature of the prepaid interest, representing the excess value of the Common Shares received upon conversion of the prepaid interest. In addition, on March 4, 2004, the Corporation issued 71,676 Common Shares upon the conversion of prepaid interest of $338,311 for the six months ended June 30, 2005. Prepaid interest was computed using the closing price of the Common Shares on March 3, 2004 of $4.72, and is not currently being amortized. At March 31, 2004, the carrying value of the Argyle notes total $1,160,500, which includes the $1,188,000 principal balance net of unamortized discounts of $27,500.

Alabama Group Notes:

      In December 1999 and November 2000, the Corporation received a total of $2,975,000 in cash and issued notes in that amount to a group of investors (The Alabama Group). The notes accrued interest at a contractual rate of 6% per annum, and were secured by substantially all the assets of the Corporation.

      During 2003, the Corporation repaid the principal and interest due under two convertible notes of $50,000 each to two investors that were part of the Alabama Group. In October and November 2003, pursuant to the terms of the notes, all of the remaining investors included in the Alabama Group converted the $2,775,000 principal amount of the notes plus accrued interest of $565,770 in exchange for the issuance by the Corporation of a total of 1,344,827 Common Shares. The remaining discount associated with these notes was fully amortized as of the date of conversion.

May 2003 Financing:

      In May 2003, the Corporation completed a private sale of 2,796,325 Common Shares and warrants to purchase 699,080 Common Shares for an aggregate purchase price of $5.15 million, with five purchasers, including Robert A. Olins, Chief Executive Officer and a director of the Corporation, who purchased 1,357,441 Shares and acquired warrants to purchase 339,360 Shares on May 28, 2003 (the "May Transaction"). See Proposal No. 3 for more information with respect to this transaction.

                                 PROPOSAL NO. 2:

                    APPROVAL OF AN INCREASE IN THE AGGREGATE
                      NUMBER OF COMMON SHARES RESERVED FOR
             ISSUANCE UNDER THE CORPORATION'S 1999 STOCK OPTION PLAN

            The Stock Option Plan was adopted by the Board on April 12, 1999, and approved by the Corporation's Shareholders on June 21, 1999. The 1999 Stock Option Plan (the "Stock Option Plan") replaced the Corporation's 1993 Non-Statutory Employee Stock Option Plan, the 1993 Non-Statutory Directors Stock Option Plan and the 1991 Stock Option Plan (the "Prior Plans"). Pursuant to the terms of the Stock Option Plan, incentive stock options and non-statutory options may be granted to employees, consultants and directors of the
Corporation, including prospective employees, consultants and directors. The total number of Common Shares authorized for award under the Stock Option Plan is currently 5,000,000, subject to certain adjustments as set forth in Section
4.2 of the Stock Option Plan. As a matter of general policy of the Corporation, options under the Stock Option Plan are granted at exercise prices equal to or greater than the market value of the Common Shares on the date of grant.

      The Corporation believes that the granting of stock options assists the Corporation in attracting and retaining selected individuals to serve as employees, consultants and directors of the Corporation. In doing so, the Corporation believes that such individuals will contribute to the Corporation's success and achieve the Corporation's long-term objectives which will inure to the benefit of all shareholders of the Corporation through the additional incentive inherent in the ownership of the Corporation's Common Shares and thereby align to a greater extent the interests of executives and employees with the Shareholders of the Corporation. In order to ensure that the Corporation will have a sufficient number of options to award to current or prospective employees, consultants or directors, it is the Board's belief that an increase in the number of options available for distribution under the Stock Option Plan is necessary.

      The Board is, therefore, requesting approval by the Shareholders of an amendment to the Stock Option Plan to increase the maximum number of Shares that may be issued pursuant to award grants made under the Stock Option Plan by 2,000,000 Common Shares, raising the total number of Common Shares reserved for issuance thereunder to 7,000,000 (subject to adjustment as provided in Section
4.2 of the Stock Option Plan). At March 31, 2004, the number of options outstanding was 5,290,000, of which 1,700,000 options were granted outside of the Stock Option Plan. Options exercisable as of March 31, 2004 totaled approximately 3,276,458, of which 1,700,000 were issued outside of the Stock Option Plan. Since the inception of the Stock Option Plan, through March 31, 2004, 1,417,250 stock options issued under the Stock Option Plan have been exercised. After the increase, 2,032,500 Common Shares will be available for issuance under the Stock Option Plan, and together with the Common Shares issuable upon exercise of options already granted under the Stock Option Plan, shall constitute approximately 19% of the total number of Common Shares outstanding on a fully diluted basis.

VOTE REQUIRED

      Assuming a quorum is present in person or by proxy at the Meeting, the affirmative vote of the holders of a majority of all the votes entitled to be cast of Common Shares is required to approve the amendment to the Stock Option Plan. An abstention will have the same effect as a vote "against" the amendment to the Stock Option Plan. Broker non-votes will be treated in the same manner as abstentions.

      The votes represented by the proxies received will be voted FOR approval of the adoption of the proposed amendment to the Stock Option Plan unless a vote against such approval or to abstain from voting is specifically indicated on the proxy.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT AN AMENDMENT TO THE STOCK OPTION PLAN. In the event that the required percentage of the outstanding Common Shares does not adopt the amendment to the Stock Option Plan, the matter will be referred back to the Board for future consideration.

                                 PROPOSAL NO. 3:

   APPROVAL OF THE SALE BY THE CORPORATION TO ROBERT A. OLINS, CHIEF EXECUTIVE OFFICER AND A DIRECTOR OF THE CORPORATION, OF 1,357,441 COMMON SHARES AND A
WARRANT TO PURCHASE 339,360 COMMON SHARES AT THE SAME PURCHASE PRICE AND MARKET
     DISCOUNT RECEIVED BY THE OTHER INVESTORS IN THE CORPORATION'S MAY 2003
                                   FINANCING.

      In May 2003, the Corporation completed a private sale of 2,796,325 Common Shares and Warrants to purchase 699,080 Common Shares for an aggregate purchase price of $5.15 million, with five purchasers, including Robert A. Olins, Chief Executive Officer and a director of the Corporation, who purchased 1,357,441 Common Shares and a Warrant to purchase 339,360 Common Shares on May 28, 2003 (the "May Transaction"). In order for the Corporation to complete this equity financing, the outside investors required significant participation from Mr. Olins. On May 28, 2003, the Corporation received $2,497,691 in cash from Mr. Olins as consideration for the purchase of 1,357,441 Common Shares and a Warrant to purchase 339,360 Common Shares.

      Under the terms of the May Transaction, the Corporation sold 2,796,325 Common Shares to the purchasers, including Mr. Olins, at a purchase price of $1.84 per Share, equal to a 20% discount to the trailing 30-day average closing price of the Corporation's Common Shares through May 13, 2003. The exercise price of the Warrants issued to the investors, including Mr. Olins, in the May Transaction, was $2.65 per Share, equal to a 15% premium above the foregoing 30-day average closing price of the Corporation's Common Shares. In the event that the Corporation does not achieve aggregate revenues of $15 million by the one year anniversary date of the May Transaction, the exercise price of all of the Warrants issued in the May Transaction, including those issued to Mr. Olins, will be reduced to an exercise price of $1.84 per Share, equal to a 20% discount to the foregoing 30-day average closing price of the Corporation's Common Shares. The Board considers it highly probable that the Corporation will not achieve such aggregate revenues by such anniversary date, which will occur later this month, and the exercise price of the Warrants will therefore be reduced to $1.84 per Share. The Corporation's aggregate revenues for such time period were $540,252 as of March 31, 2004. The Corporation used proceeds from the May Transaction to reduce the Corporation's liabilities and for working capital purposes. There are no proceeds currently remaining from the May Transaction. On May 3, 2004, the last sale price of the Corporation's Common Shares as reported on The NASDAQ SmallCap Market was $4.14 per Share.

      In order to complete this equity financing, the outside investors required significant participation from Robert A. Olins. To achieve this, Mr. Olins borrowed funds to purchase his share of the financing. The Corporation's board of directors unanimously (except for Mr. Olins, who did not vote on this matter) approved reimbursements of $250,000 for certain expenses incurred in connection with the personal loan to Mr. Olins made by an unaffiliated bank, and $300,000, payable through the issuance of 130,435 Common Shares, for a finder's fee that Mr. Olins was obligated to pay to an unaffiliated third party. Another shareholder of the Corporation, to whom the Corporation subsequently issued the 130,435 Shares, undertook Mr. Olins' obligations to the finder. These items were expensed in the second quarter and third quarter 2003.

      Each of the investors in the May Transaction, including Mr. Olins, was granted certain registration rights with respect to the Common Shares and Warrants under the Securities Act of 1933, as amended. Pursuant to such registration rights, the Corporation filed a Registration Statement on Form S-3 with the SEC (the "Registration Statement") registering such Shares and Warrants and the SEC declared the Registration Statement effective as of July 15, 2004.

      Subsequent to the effective date of the Registration Statement, the Corporation became aware that the current interpretations of the NASDAQ rules by the NASDAQ staff require shareholder approval of the sale by the Corporation to Mr. Olins of 1,357,441 Shares at the same purchase price and discount to the prevailing market value received by the other investors in the May Transaction. The Corporation and Mr. Olins reviewed this issue with the NASDAQ staff, and it was agreed amongst those parties that the Corporation would seek shareholder ratification of the sale to Mr. Olins at the next annual meeting of shareholders of the Corporation. Upon reaching such agreement with the NASDAQ staff, Mr. Olins informed the Corporation that in the interim he would not dispose of these Common Shares or Warrants, nor vote the Shares, until such ratification is obtained. Mr. Olins has not disposed of any such Shares or exercised any of such Warrants to date, based upon a review of copies of reports made by Mr. Olins pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. In the event that such ratification is not obtained, Mr. Olins and the Corporation have agreed that the matter will be immediately addressed consistent with the rules and regulations of the NASDAQ. Management of the Corporation believes that it would be imprudent to determine a specific course of action for such event prior to the shareholders voting on this Proposal No. 3.

      The Board is, therefore, requesting approval by the Shareholders of the sale by the Corporation to Mr. Olins of 1,357,441 Shares and a Warrant to purchase 339,360 Common Shares at the same purchase price and market discount received by the other investors, in the May Transaction. The Board notes that in order for the Corporation to complete the May Transaction, the outside investors required significant participation from Mr. Olins.

VOTE REQUIRED

      Assuming a quorum is present in person or by proxy at the Meeting, the affirmative vote of the holders of a majority of all the votes entitled to be cast of Common Shares is required to approve the sale of Shares and a Warrant to purchase Shares to Mr. Olins in the May Transaction. An abstention will have the same effect as a vote "against" the approval of the sale of Shares and Warrants to purchase Shares to Mr. Olins in the May Transaction. Broker non-votes will be treated in the same manner as abstentions.

      The votes represented by the proxies received will be voted FOR approval of the sale of Shares and a Warrant to purchase Shares to Mr. Olins in the May Transaction unless a vote against such approval or to abstain from voting is specifically indicated on the proxy.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE SALE OF SHARES AND A WARRANT TO PURCHASE SHARES TO MR. OLINS IN THE MAY TRANSACTION. Other than Shares obtained in the May Transaction, Mr. Olins beneficially owns 1,460,650 Common Shares that may be voted at the Meeting. Mr. Olins has advised the other members of the Board that he intends to vote all of such Shares in favor of this Proposal No. 3 because he believes that such vote would be in his own best interests as well as the best interests of the Corporation. In the event that the required percentage of the outstanding Common Shares does not approve the sale of Shares and Warrants to purchase Shares to Mr. Olins in the May Transaction, the matter will be referred back to the Board for future consideration.


                                 PROPOSAL NO. 4:

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

      It is proposed that the Shareholders ratify the selection of BDO Seidman, LLP as the independent accountants of the Corporation for the fiscal year ending December 31, 2004.

      BDO examined and reported on the financial statements of the Corporation for its 2003 fiscal year. A representative of BDO will be present at the Meeting. Such representative shall have the opportunity to make a statement with respect to the Corporation in the event that she desires to do so. The representative will be available to answer appropriate questions from Shareholders.

      Under applicable New York law, the ratification of BDO as the Corporation's independent accountants for the current fiscal year requires the approval of the holders of a majority of the votes cast, in person or by Proxy, at the Meeting of the outstanding Shares of the Corporation entitled to vote thereon. Thus, abstentions and broker non-votes will not be included in total votes with respect to this proposal and will have no effect on the outcome of the votes with respect thereto.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP TO SERVE AS THE CORPORATION'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

                                  OTHER MATTERS

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      The Board is not aware of any matters to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should properly come before the Meeting, it is intended that the holders of Proxies will vote thereon in their discretion.

SHAREHOLDER PROPOSALS

      Proposals of Shareholders intended to be presented at the next Annual Meeting of Shareholders of the Corporation, expected to be held in May or June 2005, must be received by the Corporation for inclusion in the Corporation's Proxy Statement on or prior to January 14, 2005.

SHAREHOLDER QUESTIONS

      It is anticipated that Shareholders of the Corporation have questions relating to the Corporation, its financial condition, operations and other related matters. The Corporation shall endeavor to answer such questions at the Meeting, to the best of its ability, provided that the Corporation's officers or directors will not answer questions pertaining to the Corporation's trade secrets or other sensitive information whose disclosure would be of benefit to the Corporation's competitors.

COSTS OF SOLICITATION

      The Corporation will bear all of the costs of the solicitation of Proxies and conducting the Meeting, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding Proxy materials to beneficial owners. The Corporation will request such brokers, custodians, nominees, fiduciaries and others to forward Proxy materials to their principals. Solicitations will be made primarily by mail, but certain directors, officers and employees of the Corporation may solicit Proxies in person, or by telephone, telecopier or telegram without receiving special compensation for these services.

                                 BY ORDER OF THE BOARD OF DIRECTORS,


                                 Sandi Harrison,
                                 Assistant Secretary